UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 27, 2005

COLUMBIA BANKING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Washington	0-20288	91-1422237
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 A Street Tacoma, WA	98402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (253) 305-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 1.01. Entry into a Material Definitive Agreement

On April 27, 2005, the shareholders of Columbia Banking System, Inc. (“Columbia”) approved an amendment to Columbia’s 2000 Amended and Restated Stock Option Plan (the “Plan”) to (i) increase the number of shares available under the Plan by 350,000 shares, from 135,266 to 485,266, thereby increasing the percentage ratio of the amount of authorized shares available under the Plan to 7.58% of Columbia’s current outstanding shares; (ii) provide for the issuance of restricted stock awards, stock appreciation rights and restricted stock units; and (iii) add a provision to prohibit the repricing of stock options.

The Plan which, as amended, has been renamed the “Amended and Restated Stock Option and Equity Compensation Plan,” provides for the issuance of options that qualify as “incentive stock options,” within the meaning of Section 422 of the Internal Revenue Code of 1986, nonqualified stock options, restricted shares, stock appreciation rights and restricted stock units. The amended Plan is effective for a period of 10 years (or February 23, 2015) and is administered by the Personnel and Compensation Committee.

Item 2.02 Results of Operations and Financial Condition

On April 27, 2005, we issued a press release announcing our first quarter 2005 financial results. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference in its entirety.

The information in this Item 2.02 of the Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On April 27, 2005, the shareholders of Columbia also approved an amendment to Columbia’s Articles of Incorporation to eliminate the director nomination provision, and make certain other technical amendments. At a subsequent meeting, Columbia’s board of directors, among other things, approved an amendment to Columbia’s Bylaws to include a director nomination provision that was formerly addressed in Columbia’s Articles.

Under the nomination procedures included as Section 2.4 of the Bylaws, director nominations must be received 120 days prior to the first anniversary of the date that the Proxy Statement for the preceding year’s annual meeting was first sent to shareholders. A new section 1.16 has also been added to the Bylaws which sets forth the procedures under which a shareholder can submit proposals for inclusion in the annual meeting proxy statement.

A copy of the Amended and Restated Bylaws, which includes as Article 1 Section 1.16 and Article 2 Section 2.4, respectively, the new bylaw provisions relating to stockholder proposals and director nominations, is included as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events

On April 27, 2005, we issued a press release that Columbia was issuing a $0.09 per share dividend. The dividend will be paid on May 25, 2005, to shareholders of record at the close of business May 12, 2005. A copy of the press release is attached as Exhibit 99.2 and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements. – not applicable

(b)	Pro forma financial information. – not applicable

(c)	The following exhibits are being furnished herewith:

  3.1     Amendments to Bylaws

99.1     Press Release dated April 27, 2005 announcing first quarter 2005 financial results.

99.2     Press Release dated April 27, 2005 announcing a quarterly cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA BANKING SYSTEM, INC.

Date: April 29, 2005	/s/ Melanie J. Dressel
Melanie J. Dressel
President and Chief Executive Officer